Exhibit 99.1

CONTACT:
NEWS RELEASE	Howard Clabo (editorial/media) 408.748.5775
Michael Sullivan (financial community) 408.986.7977
APPLIED MATERIALS ANNOUNCES THIRD QUARTER RESULTS
•	Net sales up 10 percent over prior quarter

•	Results exceeded the high end of the company’s EPS projections by $0.03

•	GAAP EPS of $0.09 included EES charges that reduced EPS by $0.20

•	Non-GAAP EPS of $0.17 included EES inventory-related charges that lowered EPS by $0.12
SANTA CLARA, Calif., August 18, 2010 — Applied Materials, Inc. (NASDAQ: AMAT), the global leader in Nanomanufacturing Technology™ solutions for the semiconductor, flat panel display and solar industries, today reported results for its third quarter of fiscal 2010 ended August 1, 2010. Applied generated net sales of $2.52 billion, operating profit of $183 million, and net income of $123 million or $0.09 per share. Non-GAAP net income was $234 million or $0.17 per share.
“Applied had strong results across our semiconductor, display and crystalline silicon solar businesses, and we now expect Silicon Systems Group net sales to be up by more than 160 percent over fiscal 2009,” said Mike Splinter, chairman and chief executive officer. “During the quarter, we took actions that focus our Energy and Environmental Solutions segment on our most promising opportunities in solar and advanced energy, and strengthen our company’s financial outlook.”
The EES restructuring plan announced on July 21, 2010 resulted in charges totaling $405 million. These charges consisted of inventory-related charges of approximately $250 million and severance and asset impairment charges of $155 million. The inventory-related charges lowered gross margin by approximately 10 percentage points and reduced GAAP and non-GAAP EPS by $0.12. Excluding the EES restructuring plan charges, non-GAAP EPS would have been $0.29.
Applied’s May business outlook was for non-GAAP EPS of between $0.22 and $0.26. At the announcement of the EES restructuring plan on July 21, 2010, the non-GAAP EPS outlook was revised to between $0.10 and $0.14.
Financial Results Summary

	Q3 FY2010	Q2 FY2010	Q3 FY2009
GAAP Results
Net sales	$2.52 billion	$2.30 billion	$1.13 billion
Net income (loss)	$123 million	$264 million	($55 million)
Earnings (loss) per share	$0.09	$0.20	($0.04)
Non-GAAP Results
Non-GAAP net income (loss)	$234 million	$292 million	($33 million)
Non-GAAP earnings (loss) per share	$0.17	$0.22	($0.02)
The non-GAAP results exclude the impact of the following, where applicable: restructuring and asset impairments, certain acquisition-related costs, investment impairments, and amounts associated with the resolution of income tax audits. Effective the first quarter of fiscal 2010, the non-GAAP results no longer

Applied Materials, Inc.

exclude the impact of share-based compensation. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release.
Reportable Segment Results
Silicon Systems Group (SSG) orders increased to $1.54 billion, net sales increased to $1.45 billion, and operating income rose to $525 million or 36 percent of sales. New order composition was: foundry 37 percent, DRAM 32 percent, logic and other 18 percent, and flash 13 percent.
Applied Global Services (AGS) orders were $595 million, up 23 percent from the second quarter led by higher demand for 200mm refurbished equipment. AGS net sales increased to $468 million, and operating income decreased to $84 million.
Display orders decreased to $242 million. Net sales decreased to $216 million, and operating income was lower, at $64 million or 30 percent of sales. The decrease in net sales and operating income from the second quarter was in line with the company’s expectations.
Energy and Environmental Solutions (EES) orders decreased to $353 million. Net sales more than doubled from the second quarter to $387 million led by record demand for crystalline silicon solar equipment. EES had an operating loss of $371 million, which included $405 million in charges associated with the restructuring plan.
Additional Quarterly Financial Information
•	Gross margin was 34.2 percent including the thin film solar equipment inventory charge which lowered gross margin by approximately 10 percentage points.
•	Operating cash flow was $299 million for the quarter or 12 percent of sales, and operating cash flow for the nine months was $1.20 billion or 18 percent of sales.
•	Cash dividend payments totaled $94 million.
•	The company used $100 million to repurchase 7.9 million shares of its common stock.
•	Cash, cash equivalents and investments increased to $3.63 billion at quarter end.
•	The effective tax rate was 30.8 percent.
•	Backlog increased by $136 million to $3.13 billion.
Business Outlook
For the fourth quarter of fiscal 2010, Applied expects net sales to be in the range of flat to up 5 percent quarter over quarter. The company expects non-GAAP EPS to be in the range of $0.28 to $0.32 which excludes known charges related to completed acquisitions of approximately $0.01 per share. This outlook does not take into account other non-GAAP adjustments that may arise subsequent to this release.
Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied

Applied Materials, Inc.

Materials believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance, opportunities, and the business outlooks for the Silicon segment and total company. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, business and consumer spending, demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ utilization rates and new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely implement effective cost reduction programs, realize expected benefits, and align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) maintain effective internal controls and procedures, (vi) obtain and protect intellectual property rights in key technologies, (vii) attract, motivate and retain key employees, and (viii) accurately forecast future operating and financial results, which depends on multiple assumptions related to, without limitation, market conditions and business needs; risks related to legal proceedings and claims; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	August 1,	July 26,	August 1,	July 26,
(In thousands, except per share amounts)	2010	2009	2010	2009

Net sales	$2,517,790	$1,133,740	$6,662,232	$3,487,213
Cost of products sold	1,657,662	808,866	4,164,028	2,615,244

Gross profit	860,128	324,874	2,498,204	871,969
Operating expenses:
Research, development and engineering	290,398	234,052	865,329	699,927
General and administrative	145,994	88,487	396,572	330,808
Marketing and selling	105,754	79,518	303,369	248,311
Restructuring and asset impairments	135,331	—	248,143	159,481

Total operating expenses	677,477	402,057	1,813,413	1,438,527

Income (loss) from operations	182,651	(77,183)	684,791	(566,558)

Pre-tax loss of equity method investment	—	—	—	34,983
Impairment of equity method investment and strategic investments	7,804	2,341	12,665	79,422
Interest expense	5,496	4,893	15,762	15,945
Interest income	8,480	10,233	27,253	37,257

Income (loss) before income taxes	177,831	(74,184)	683,617	(659,651)

Provision (benefit) for income taxes	54,735	(19,319)	213,766	(216,462)

Net income (loss)	$123,096	$(54,865)	$469,851	$(443,189)

Earnings (loss) per share:
Basic	$0.09	$(0.04)	$0.35	$(0.33)
Diluted	$0.09	$(0.04)	$0.35	$(0.33)

Weighted average number of shares:
Basic	1,339,660	1,333,278	1,342,068	1,331,410
Diluted	1,348,808	1,333,278	1,350,587	1,331,410

Applied Materials, Inc.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	August 1,	October 25,
(In thousands)	2010	2009
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,564,337	$1,576,381
Short-term investments	783,799	638,349
Accounts receivable, less allowance for doubtful accounts of $74,014 and $67,313 at 2010 and 2009, respectively	1,721,496	1,041,495
Inventories	1,590,052	1,627,457
Deferred income taxes, net	577,442	356,336
Income taxes receivable	—	184,760
Other current assets	314,622	264,169

Total current assets	6,551,748	5,688,947
Long-term investments	1,279,515	1,052,165
Property, plant and equipment, net	983,790	1,090,433
Goodwill	1,336,426	1,170,932
Purchased technology and other intangible assets, net	300,401	306,416
Deferred income taxes and other assets	274,268	265,350

Total assets	$10,726,148	$9,574,243

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,848	$1,240
Accounts payable and accrued expenses	1,643,606	1,061,502
Customer deposits and deferred revenue	1,036,938	864,280
Income taxes payable	207,080	12,435

Total current liabilities	2,889,472	1,939,457

Long-term debt	204,438	200,654
Employee benefits and other liabilities	354,099	339,524

Total liabilities	3,448,009	2,479,635

Stockholders’ equity:
Common stock	13,361	13,409
Additional paid-in capital	5,368,862	5,195,437
Retained earnings	11,135,753	10,934,004
Treasury stock	(9,246,407)	(9,046,562)
Accumulated other comprehensive income (loss)	6,570	(1,680)

Total stockholders’ equity	7,278,139	7,094,608

Total liabilities and stockholders’ equity	$10,726,148	$9,574,243

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	August 1,	July 26,
(In thousands)	2010	2009

Cash flows from operating activities:
Net income (loss)	$469,851	$(443,189)
Adjustments required to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	235,742	219,609
Loss on fixed asset retirements	14,505	16,165
Provision for bad debts	6,718	62,539
Restructuring and asset impairments	248,143	159,481
Deferred income taxes	(214,984)	96,117
Net recognized loss on investments	15,532	13,083
Pretax loss of equity-method investment	—	34,983
Impairment of investments	12,665	79,422
Share-based compensation	94,772	116,114
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(648,477)	786,319
Inventories	100,305	238,510
Income taxes receivable	184,760	(296,330)
Other current assets	(37,936)	49,990
Other assets	(6,643)	(7,134)
Accounts payable and accrued expenses	374,037	(632,193)
Customer deposits and deferred revenue	166,799	(314,250)
Income taxes payable	192,054	(122,967)
Employee benefits and other liabilities	(10,109)	36,527

Cash provided by operating activities	1,197,734	92,796

Cash flows from investing activities:
Capital expenditures	(134,044)	(187,804)
Cash paid for acquisition, net of cash acquired	(322,599)	—
Proceeds from sales and maturities of investments	967,067	1,121,026
Purchases of investments	(1,357,261)	(649,417)

Cash provided by (used in) investing activities	(846,837)	283,805

Cash flows from financing activities:
Debt repayments, net	(5,684)	(241)
Proceeds from common stock issuances	98,920	29,406
Common stock repurchases	(200,000)	(22,906)
Payment of dividends to stockholders	(255,032)	(239,756)

Cash used in financing activities	(361,796)	(233,497)

Effect of exchange rate changes on cash and cash equivalents	(1,145)	742

Increase (decrease) in cash and cash equivalents	(12,044)	143,846

Cash and cash equivalents — beginning of period	1,576,381	1,411,624

Cash and cash equivalents — end of period	$1,564,337	$1,555,470

Supplemental cash flow information:
Cash payments for income taxes	$55,960	$139,625
Cash payments for interest	$7,196	$7,212

Applied Materials, Inc.

Reportable Segment Results

	Q3 FY2010			Q2 FY2010			Q3 FY2009
			Operating			Operating			Operating
			Income			Income			Income
(In millions)	New Orders	Net Sales	(Loss)	New Orders	Net Sales	(Loss)	New Orders	Net Sales	(Loss)
SSG	$1,535	$1,447	$525	$1,416	$1,404	$498	$542	$498	$67
AGS	$595	$468	$84	$483	$456	$90	$298	$343	$24
Display	$242	$216	$64	$256	$270	$90	$96	$69	($8)
EES	$353	$387	($371)	$378	$166	($145)	$136	$224	($52)
Corporate-unallocated expenses	$—	$—	($119)	$—	$—	($147)	$—	$—	($108)

Consolidated	$2,725	$2,518	$183	$2,533	$2,296	$386	$1,072	$1,134	($77)

Effective in the first quarter of fiscal 2010, Applied changed its methodology for allocating certain expenses to its reportable segments. Applied has reclassified segment operating results for the three months ended July 26, 2009 to conform to the fiscal 2010 presentation.
Additional Information
New Orders and Net Sales by Geography

	Q3 FY2010		Q2 FY2010		Q3 FY2009
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
North America	342	294	300	230	147	139
% of Total	13	12	12	10	14	12
Europe	238	285	156	165	130	174
% of Total	9	11	6	7	12	15
Japan	233	203	158	233	151	130
% of Total	8	8	6	10	14	12
Korea	519	398	561	632	114	129
% of Total	19	16	22	28	11	11
Taiwan	733	707	655	699	261	393
% of Total	27	28	26	30	24	35
Southeast Asia	245	162	152	105	88	53
% of Total	9	6	6	5	8	5
China	415	469	551	232	181	116
% of Total	15	19	22	10	17	10

Employees
Regular Full Time	13,000		13,000			13,000

Applied Materials, Inc.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Nine Months Ended
	August 1,	May 2,	July 26,	August 1,	July 26,
(In thousands, except per share amounts)	2010	2010	2009	2010	2009
Non-GAAP Net Income (Loss)

Reported net income (loss) (GAAP basis)	$123,096	$264,004	$(54,865)	$469,851	$(443,189)
Certain items associated with acquisitions [1]	20,985	30,242	22,425	77,189	73,274
Semitool deal cost	—	—	—	9,860	—
Restructuring and asset impairments [2,3,4]	135,331	8,968	—	248,143	159,481
Impairment of equity method investment and strategic investments	7,804	3,671	2,341	12,665	79,422
Income tax effect of non-GAAP adjustments and resolution of audits of prior years’ income tax filings	(53,652)	(14,701)	(2,657)	(112,960)	(93,258)

Non-GAAP net income (loss)	$233,564	$292,184	$(32,756)	$704,748	$(224,270)

Non-GAAP Net Income (Loss) Per Diluted Share

Reported net income (loss) per diluted share (GAAP basis)	$0.09	$0.20	$(0.04)	$0.35	$(0.33)
Certain items associated with acquisitions	0.01	0.02	0.01	0.04	0.04
Semitool deal cost	—	—	—	0.01	—
Restructuring and asset impairments	0.07	—	—	0.12	0.08
Impairment of equity method investment and strategic investments	—	—	—	—	0.05
Resolution of audits of prior years’ income tax filings	—	—	—	—	—
Non-GAAP net income (loss) — per diluted share	$0.17	$0.22	$(0.02)	$0.52	$(0.17)
Shares used in diluted shares calculation	1,348,808	1,352,436	1,333,278	1,350,587	1,331,410

[1]	These items are incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[2]	Results for the three months ended August 1, 2010 included asset impairment charges of $110 million and restructuring charges of $45 million associated with the EES restructuring plan announced on July 21, 2010, offset by a $20 million favorable adjustment to the restructuring plan announced on November 11, 2009. Results for the nine months ended August 1, 2010 included asset impairment charges of $110 million and restructuring charges of $45 million associated with the EES restructuring plan announced on July 21, 2010, restructuring charges of $84 million associated with the restructuring plan announced on November 11, 2009, and asset impairment charges of $9 million related to a facility held for sale.

[3]	Results for the three months ended May 2, 2010 included asset impairment charges of $9 million related to a facility held for sale.

[4]	Results for the nine months ended July 26, 2009 included asset impairment charges of $15 million related to wafer cleaning equipment and restructuring charges of $145 million associated with a restructuring program announced on November 12, 2008.
Effective the first quarter of fiscal 2010, the non-GAAP results no longer exclude the impact of share-based compensation. Previously reported non-GAAP results have been restated to conform to the fiscal 2010 presentation.